Exhibit 10.3

EXECUTION COPY

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT is dated as of April 20, 2012 (this “Amendment”), among INSTALLED BUILDING PRODUCTS, LLC, a Delaware limited liability company (“IBP, LLC”), INSTALLED BUILDING PRODUCTS II, LLC, a Delaware limited liability company (“IBP II, LLC” and together with IBP, LLC, collectively, the “Companies” and each, individually, the “Company”), EACH BORROWING SUBSIDIARY PARTY HERETO (collectively with the Companies, the “Borrowers”), CCIB HOLDCO, INC., a Delaware corporation (“Parent”) and CERTAIN GUARANTYING SUBSIDIARIES PARTY HERETO (together with Parent, the “Guarantors”), the Lenders party hereto, and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (“Agent”).

RECITALS:

A. The Borrowers, the Guarantors, the lenders from time to time party thereto (collectively, “Lenders”) and Agent have entered into a Loan and Security Agreement dated as of November 4, 2011 (the “Loan Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

B. The Borrowers have requested that Agent and Lenders amend certain provisions of the Loan Agreement.

C. Subject to the terms and conditions set forth below, Agent and Lenders party hereto are willing to so amend the Loan Agreement.

In furtherance of the foregoing, the parties agree as follows:

Section 1. AMENDMENTS. Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the Loan Agreement is amended as follows:

(a) The following new definitions are inserted in Section 1.1 in the appropriate alphabetical positions therein:

FCCR Relief Period: the period from February 29, 2012 through and including September 30, 2012.

Support Agreement: the Support Agreement dated as of April 20, 2012, among Cetus Capital II, LLC, Jeffrey W. Edwards, Peter H. Edwards, Jr., Michael A. Edwards, Anne W. Edwards, Parent, IBP, LLC and Agent.

(b) The existing definitions of “Applicable Margin,” “Fixed Charge Trigger Period” and “Security Documents” in Section 1.1 are deleted in their entirety and the following definitions are inserted in lieu thereof:

Applicable Margin: with respect to any Type of Loan, the margin set forth below, as determined by the Fixed Charge Coverage Ratio and EBITDA levels set forth below for the most recently ended Measurement Period:

Level	Ratio / EBITDA	Base Rate Revolver Loans	LIBOR Revolver Loans	Unused Line Fee

I	Fixed Charge Coverage Ratio ≥ 1.10 and EBITDA ≥ $5,000,000	1.50%	2.50%	0.375%
II		1.75%	2.75%	0.375%

III	Fixed Charge Coverage Ratio < 1.10 or EBITDA < $5,000,000	2.25%	3.25%	0.375%

Margins shall be determined as if Level II were applicable until delivery of the financial statements and corresponding Compliance Certificate required pursuant to Section 10.1.2(a) for the Measurement Period ending December 31, 2012 (and upon receipt thereof, the margins shall be adjusted based on the above, effective the first day of the month following receipt); provided that at all times during the FCCR Relief Period, the “Applicable Margin” shall mean (i) with respect to Base Rate Revolver Loans, 2.50% per annum, (ii) with respect to LIBOR Revolver Loans, 3.50% per annum and (iii) with respect to the Unused Line Fee, 0.375% per annum. Thereafter, the margins shall be subject to increase or decrease upon receipt by Agent pursuant to Section 10.1.2 of the financial statements and corresponding Compliance Certificate for the most recent month end corresponding to the end of a Fiscal Quarter, which change shall be effective on the first day of the calendar month following receipt. If, by the first day of a month, any financial statement or Compliance Certificate due in the preceding month has not been received, then, at the option of Agent or Required Lenders, the margins shall be determined as if Level III were applicable, from such day until the first day of the calendar month following actual receipt.

Fixed Charge Trigger Period: the period (a) commencing on the day that Availability is less than $5,000,000 for 5 consecutive days or less than $4,000,000 at any time and (b) continuing until the date that during the previous 30 consecutive days, Availability has been greater than $5,000,000 at all times during such period; provided that at no time during the FCCR Relief Period shall a Fixed Charge Trigger Period apply.

Security Documents: the Guaranties, the Support Agreement, Mortgages, Trademark Security Agreements, Insurance Assignments, Deposit Account Control Agreements, and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

(c) The existing Section 6.2(d) is deleted in its entirety and the following is inserted in lieu thereof:

(d) [Intentionally omitted];

(d) The existing Section 6.2(f) is deleted in its entirety and the following is inserted in lieu thereof:

(f) If, at any time other than during the FCCR Relief Period, giving effect thereto, Availability would be less than $5,000,000 for a fifth consecutive day or less than $4,000,000 at any time, either (i) the Borrowers shall have been in compliance with the covenant set forth in Section 10.3 as of the last day of the Measurement Period most recently ended for which the financial statements and Compliance Certificate required under Section 10.1.2 have been delivered to Agent or (ii) Borrowers have provided Agent with evidence satisfactory to Agent that as of the time of the requested Loan, Letter of Credit or other financial accommodation, the Borrowers are in compliance with the covenant set forth in Section 10.3 for the most recently ended Measurement Period.

(e) The existing Section 10.2.4(a) is amended by (i) deleting the “and” before clause (iii) and inserting a comma in lieu thereof and (ii) inserting the following new clause (iv) at the end thereof:

and (iv) at any time after the FCCR Relief Period, so long as (A) no Default or Event of Default has occurred and is continuing or would arise as a result thereof and (B) the conditions set forth in Section 6.2(f) are satisfied after giving effect to any payment or redemption, the Borrowers (directly or by Distribution made to CCIB solely for such purpose and as and when actually paid or redeemed by CCIB) may repay any Permitted Indebtedness or redeem Equity Interests (as such terms are used in the Support Agreement) solely in respect of Capital Contributions (as defined in the Support Agreement) made under the Support Agreement; provided that the aggregate repayments or redemptions made pursuant to this clause (iv) do not and would not exceed the aggregate amount of Capital Contributions made, directly or indirectly, by the Credit Support Parties (as defined in the Support Agreement).

(f) The existing Section 11.1(f) is deleted in its entirety and the following is inserted in lieu thereof:

(f) (i) A Guarantor repudiates, revokes or attempts to revoke its Guaranty; an Obligor denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders); or (ii) any breach or default occurs under the Support Agreement or the Support Agreement ceases to be in full force or effect for any reason (other than a waiver by Agent) at any time during the FCCR Relief Period or during the continuance of a Capital Contribution Event (as defined in the Support Agreement);

(g) The existing Section 11.1(n) is deleted in its entirety and the following is inserted in lieu thereof:

(n) A Change of Control occurs.

The amendments to the Loan Agreement are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Loan Agreement are intended to be affected hereby.

Section 2. CONDITIONS PRECEDENT. The parties hereto agree that the amendments set forth in Section 1 above shall not be effective until the satisfaction of each of the following conditions precedent:

(a) Documentation. Agent shall have received (i) a counterpart of this Amendment, duly executed and delivered by the Borrowers, the Guarantors and Lenders, (ii) a counterpart of the Support Agreement duly executed and delivered by Cetus Capital II, LLC, Jeffrey W. Edwards, Peter H. Edwards,

Jr., Michael A. Edwards, Anne W. Edwards, Parent and IBP, LLC and (iii) such other documents and certificates as Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of this Amendment and any other legal matters relating to the Borrower or the transactions contemplated hereby.

(b) Fees and Expenses. All fees and expenses of counsel to Agent estimated to date shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).

Section 3. REPRESENTATIONS AND WARRANTIES.

(a) In order to induce Agent and Lenders to enter into this Amendment, each Obligor represents and warrants to Agent and Lenders as follows:

(i) No Default or Event of Default has occurred and is continuing or will exist after giving effect to this Amendment.

(ii) The representations and warranties made by such Obligor in Section 9 of the Loan Agreement are true and correct in all material respects (except where any such representation or warranty is otherwise qualified by materiality, in which case such representation or warranty is true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date in which case such representations and warranties are true and correct on and as of such earlier date.

(iii) Since December 31, 2010, no event has occurred or circumstance arisen that has had or could reasonably be expected to have a Material Adverse Effect.

(b) In order to induce Agent and the Lenders to enter into this Amendment, each Obligor represents and warrants to Agent and Lenders that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation.

Section 4. MISCELLANEOUS

(a) Ratification and Confirmation of Loan Documents. Each Obligor hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects the Loan Documents to which such Person is a party (including without limitation, with respect to each Obligor, the continuation and extension of the liens granted under the Loan Agreement and the Security Documents to secure the Obligations).

(b) Fees and Expenses. The Borrowers shall, joint and severally, pay on demand all reasonable costs and expenses of Agent in connection with the preparation, reproduction, execution, and delivery of this Amendment and any other documents prepared in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Agent.

(c) Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

(d) Governing Law; Waiver of Jury Trial. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, and shall be further subject to the provisions of Sections 14.13, 14.14 and 14.15 of the Loan Agreement.

(e) Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic transmission (including .pdf file) shall be effective as delivery of a manually executed counterpart hereof.

(f) Entire Agreement. This Amendment, together with the Support Agreement and all the other Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise except in a writing signed by the parties hereto for such purpose.

(g) Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

(h) Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each Obligor, Agent, each Lender and their respective successors and assigns (subject to Section 13 of the Loan Agreement).

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IN WITNESS WHEREOF, the following parties have caused this Amendment No. 1 to Loan and Security Agreement to be executed as of the date first written above.

BORROWERS:

INSTALLED BUILDING PRODUCTS, LLC

By:	/s/ Michael T. Miller
Name:	Michael T. Miller
Title:	Executive Vice President - Finance

ALL-WEATHERIZATION CONTRACTORS, LLC
AMERICAN INSULATION & ENERGY SERVICES, LLC
ANY SEASON INSULATION, LLC
BAYTHERM INSULATION, LLC
BUILDING MATERIALS FINANCE, INC.
CORNHUSKER INSULATION, LLC
GARAGE DOOR SYSTEMS, LLC
GOLD INSULATION, INC.
GOLD STAR INSULATION, L.P.
By: Gold Insulation, Inc., its General Partner G-T-G, LLC
HINKLE INSULATION & DRYWALL COMPANY, INCORPORATED
IBP ASSET, LLC
IBP ASSET II, LLC
IBP EXTERIORS, INC.
IBP TEXAS ASSETS I, LLC
IBP TEXAS ASSETS II, LLC
IBP TEXAS ASSETS III, LLC
INSTALLED BUILDING PRODUCTS II, LLC
INSULVAIL, LLC
LAKESIDE INSULATION, LLC
LKS TRANSPORTATION, LLC
METRO HOME INSULATION, LLC
NORTHWEST INSULATION, LLC
OJ INSULATION HOLDINGS, INC.
OJ INSULATION, L.P.
By: OJ Insulation Holdings, Inc., its General Partner
RAJAN, LLC
ROCKFORD INSULATION, LLC
SPEC 7 INSULATION CO., LLC
SUPERIOR INSULATION SERVICES, LLC
WATER-TITE COMPANY, LLC
WILSON INSULATION COMPANY, LLC

By:	/s/ Michael T. Miller
Name:	Michael T. Miller
Title:	Executive Vice President - Finance

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

Signature Page

GUARANTORS:

CCIB HOLDCO, INC.
IBHL A HOLDING COMPANY, INC.
IBHL B HOLDING COMPANY, INC.
IBHL II–A HOLDING COMPANY, INC.
IBHL II–B HOLDING COMPANY, INC.
IBP HOLDINGS, LLC
IBP HOLDINGS II, LLC

By:	/s/ Michael T. Miller
Name:	Michael T. Miller
Title:	Executive Vice President - Finance

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

Signature Page

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Agent and Lender

By:	/s/ Christopher M. O’Halloran
Name:	Christopher M. O’Halloran
Title:	Senior Vice President

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

Signature Page